Exhibit 99.1 3rd Quarter 2025 Investment Thesis November 7, 2025

Slides 5 — 16 Executive Summary

3 These materials contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), Section 27A of the Securities Act of 1933 and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934 and Rule 3b-6 promulgated thereunder, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission ("SEC"), in press releases, and in oral and written statements made by us that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends, profitability and business plans or opportunities. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "contemplate," "continue," "could," "estimate," "expect," "guidance," "intend," "may," "outlook," "plan," "potential," "predict," "should," "would," and "will," and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those in such statements, including, but not limited to: competition; government legislation, regulations and policies, including trade and tariff policies; the ability of Old National to execute its business plan; unanticipated changes in our liquidity position, including but not limited to changes in our access to sources of liquidity and capital to address our liquidity needs; changes in economic conditions and economic and business uncertainty which could materially impact credit quality trends and the ability to generate loans and gather deposits; inflation and governmental responses to inflation, including increasing interest rates; market, economic, operational, liquidity, credit, and interest rate risks associated with our business; our ability to successfully manage our credit risk and the sufficiency of our allowance for credit losses; the expected cost savings, synergies and other financial benefits from the merger (the “Merger”) between Old National and Bremer Financial Corporation (“Bremer”) not being realized within the expected time frames and costs or difficulties relating to integration matters being greater than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the Merger; the impact of purchase accounting with respect to the Merger, or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine their fair value and credit marks; the potential impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, the success of revenue-generating and cost reduction initiatives and the diversion of management’s attention from ongoing business operations and opportunities; failure or circumvention of our internal controls; operational risks or risk management failures by us or critical third parties, including without limitation with respect to data processing, information systems, cybersecurity, technological changes, vendor issues, business interruption, and fraud risks; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities; disruptive technologies in payment systems and other services traditionally provided by banks; failure or disruption of our information systems; computer hacking and other cybersecurity threats; the effects of climate change on Old National and its customers, borrowers, or service providers; the impacts of pandemics, epidemics and other infectious disease outbreaks; other matters discussed in this earnings release; and other factors identified in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings with the SEC. These forward-looking statements are based on assumptions and estimates, which although believed to be reasonable, may turn out to be incorrect. Old National does not undertake an obligation to update these forward-looking statements to reflect events or conditions after the date of these materials. You are advised to consult further disclosures we may make on related subjects in our filings with the SEC. Forward-Looking Statements

4 Non-GAAP Financial Measures The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the appendix to this financial review. The Company presents EPS, the efficiency ratio, return on average common equity, return on average tangible common equity, and net income applicable to common shares, all adjusted for certain notable items. These items include merger-related charges associated with completed and pending acquisitions, CECL Day 1 non-PCD provision expense, a pension plan gain, debt securities gains/losses, separation expense, distribution of excess pension assets expense, and FDIC special assessment expense. Management believes excluding these items from EPS, the efficiency ratio, return on average common equity, and return on average tangible common equity may be useful in assessing the Company's underlying operational performance since these items do not pertain to its core business operations and their exclusion may facilitate better comparability between periods. Management believes that excluding merger-related charges from these metrics may be useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these items from these metrics may enhance comparability for peer comparison purposes. The Company presents adjusted noninterest expense, which excludes merger-related charges associated with completed and pending acquisitions, separation expense, distribution of excess pension assets expense, and FDIC special assessment expense, as well as adjusted noninterest income, which excludes a pension plan gain and debt securities gains/losses. Management believes that excluding these items from noninterest expense and noninterest income may be useful in assessing the Company’s underlying operational performance as these items either do not pertain to its core business operations or their exclusion may facilitate better comparability between periods and for peer comparison purposes. The tax-equivalent adjustment to net interest income and net interest margin recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes. In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity. Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. In addition, these non-GAAP financial measures may differ from those used by other financial institutions to assess their business and performance. See the following reconciliations in the "Non-GAAP Reconciliations" section for details on the calculation of these measures to the extent presented herein.

5 Corporate Strategy Old National’s primary strategic objective is to be a top quartile performing “basic bank” that is a primary, trusted partner to our clients in the communities we serve, and a highly respected, highly valued employer that continually empowers our team members to grow, develop and succeed. Granular & Diversified Loan Portfolio Execute with Relentless Focus and Win in our Key Markets Strong Credit Culture Quality, Low-Cost Deposit Base Proven Acquirer Diversified Revenue Streams Drive Long- Term Shareholder Value

6 Snapshot of Old National Key Financial Metrics Cost of Total Deposits 197 bps Loan-to-Deposit Ratio2 87% TBV3 Per Share $13.15 Efficiency Ratio As Reported/ Adjusted3 58.8% / 48.1% Net Charge-Offs / Average Loans, excluding PCD loans 0.17% 30+ Days Delinquent 0.18 % Nonaccrual Loans / Total Loans 1.23% Tangible Common Equity to Tangible Assets 7.5% ROATCE As Reported / Adjusted3 15.9% / 20.1% CRE Non- Owner Occupied 34% CRE Owner Occupied 12% C&I 30% Residential Real Estate 17% Consumer 7% Summary1 Headquarters Evansville, IN Market Cap $8,046 P/ TBV 157% Dividend Yield 2.7% LTM Average Daily Volume (Actual) 3,451,967 Total Assets $71,210 Wealth Assets Under Management $37,819 • 6th largest commercial bank headquartered in Midwest - top 25 banking company based in the U.S. by assets • 351 branches and 426 ATMs Company Description Time 20% Demand 23% NOW 18% Savings 9% Money Market 30% Loan Mix2 Deposit Mix $ in millions, except as noted; Financial data as of or for the quarter ended 9/30/2025, except as noted 1 Market data as of 11/6/2025 2 Includes loans held for sale 3 Non-GAAP financial measures that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation P / TBV - price to tangible book value PCD - purchased credit deteriorated ROATCE - return on average tangible common equity LTM - last twelve months

7 Financial data as of or for the quarter ended 9/30/2025, except as noted 1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation 2 Includes loans held-for-sale ROAA - Return on average assets ROATCE - Return of average tangible common equity CET1 - common equity tier 1 RWA - risk-weighted assets TBV - tangible book value PCD - purchased credit deteriorated YoY - year-over-year The Best of Offense and Defense OFFENSE Top quartile 3Q2025 financial metrics • 1.32% Adj. ROAA1 • 20.1% Adj. ROATCE1 • 48.1% Adj. Efficiency. Ratio1 Ample liquidity and capital • 87% loan-to-deposit ratio2 • 11.02% CET1 capital to RWA • TBV1 up 10% YoY • 1.1 million shares of common stock repurchased • Prioritizing organic growth and capital growth over M&A DEFENSE Quality, peer-leading deposit franchise • Growth in core deposits of 5.8% annualized • Low total deposit costs of 197 bps • 75% of core deposits have tenure >5 years • YoY growth in total deposits of 35% Strong credit culture • Well-reserved — 100% weighted Moody’s S-2 scenario • $605 million allowance for credit losses, or 1.26% of total loans, includes ~5% reserve on PCD loans • Additionally, $55 million of credit discount remaining on Bremer non-PCD loans • Granular and diversified loan portfolio • Low net charge-offs of 17 bps, excluding PCD loans

8 0.25% 1.89% 0.45% 5.69% 3-Year 15-Year 69% 78% 87% 93% 74% Lower Quartile Average Upper Quartile Max ONB 3 and 15-Year Cumulative NCOs / Avg. Loans2Risk-Weighted Assets / Total Assets1 ONB Peer Average Financial data as of or for the quarter ended 9/30/2025, except as noted 1 Peer Group data per S&P Global Market Intelligence as of 6/30/2025 - See Appendix for definition of Peer Group 2 Peer Group data per S&P Capital IQ Pro as of full years 2022-2024 for 3-Year and 2010-2024 for 15-Year 3 Excludes purchased credit deteriorated net charge-offs NCOs - net charge-offs Low-Risk Balance Sheet Relative to Peers 3

9 Building Capital Faster than Peers1 1.5% 1.4% 1.4% 1.3% 1.3% 1.3% 1.2% 1.2% 1.2% 1.1% 1.1% 1.1% 1.0% 1.0% 1.0% 1.0% 0.9% 20.1% 19.4% 18.8% 18.7% 18.0% 17.8% 14.6% 14.4% 14.3% 14.1% 13.6% 13.5% 12.9% 12.9% 12.5% 12.1% 9.8% 10% 15% 15% 18% 22% 25% 26% 29% 30% 31% 31% 32% 33% 34% 36% 47% 53% 1 Peer Group data per S&P Global Market Intelligence as of 6/30/2025 - See Appendix for definition of Peer Group 2 Core metrics, as defined by S&P Capital IQ Pro 3 Estimates as of 10/31/2025 4 Defined as 2026E ROATCE x (1- 2026E dividend payout ratio) per FacSet estimates 5 ONB data as of 9/30/2025 ROAA - return on average assets ROATCE - return on average tangible common equity E - estimated 2026E Payout Ratio3ROATCE2ROAA2 Equity Retention Rate3,4 16.6% 13.5% 13.4% 12.4% 12.3% 12.2% 12.0% 10.4% 10.0% 9.9% 9.6% 9.4% 9.0% 8.6% 8.6% 6.3% 5.9% 5 5 ONB Peers

10 Peer Leading Profitability & Efficiency1 2022 25.6% 21.5% 21.1% 21.0% 20.0% 19.8% 19.0% 17.7% 17.1% 16.9% 16.7% 16.5% 15.5% 14.4% 14.3% 14.0% 13.7% 2023 21.4% 21.3% 20.6% 20.0% 18.8% 18.3% 18.1% 17.6% 17.0% 16.0% 15.5% 15.3% 14.9% 14.1% 13.4% 13.1% 12.9% 2024 18.7% 16.9% 16.7% 16.2% 16.0% 15.4% 14.7% 14.6% 14.4% 14.0% 13.4% 13.1% 12.8% 12.7% 12.7% 11.9% 8.3% 1 Peer Group data per S&P Global Market Intelligence - See Appendix for definition of Peer Group 2 Core metrics for peers, as defined by S&P Capital IQ Pro for the full year presented 3 ONB data as reported for adjusted metrics for each full year period ROAA - return on average assets ROATCE - return on average tangible common equity ROATCE2,3 Efficiency Ratio3 2023 42.5% 49.9% 50.4% 50.8% 51.2% 52.6% 55.3% 55.6% 55.6% 57.3% 58.5% 58.8% 61.4% 61.6% 62.6% 62.9% 63.7% 2024 46.1% 49.5% 52.2% 54.1% 54.3% 55.5% 55.6% 56.5% 57.3% 57.6% 59.3% 59.7% 61.0% 63.9% 64.6% 65.3% 70.3% 2022 44.3% 44.4% 49.1% 49.3% 51.6% 52.1% 52.2% 53.2% 55.5% 55.8% 56.4% 58.0% 58.6% 58.8% 59.0% 61.6% 62.2% ONB Peers

11 $8.30 $8.37 $9.00 $10.35 $11.43 $11.70 $9.42 $11.00 $11.91 $12.54 $12.60 $13.15 2016 2017 2018 2019 2020 2021 2022 2023 2024 1Q25 2Q25 3Q25 Strong TBV Per Share Growth History1 TBV Per Share CAGR (%) Old National KRX 2-Year 12.4% 9.1% 3-Year 0.6% 1.4% 5-Year 2.9% 3.7% 7-Year 5.2% 5.1% Source: S&P Capital IQ Pro and Company documents 1 Data as of 12/31/2024; average for KRX companies KRX - “KBW” Nasdaq Regional Bank Index TBV - tangible book value CAGR - compound annual growth rate 2016 - 2021 CAGR of 7% 2022 - 2024 CAGR of 12%

12 ONB has Dramatically Enhanced Franchise Value... 2013 2025E $10 $72 $6 $381 $1.05 $2.16 $7.85 $13.75 67% 54% ~2,600 ~5,2431 169 3511 $42.7 $154.5 463k 5M $40,663 $86,867 Assets ($B) AUM ($B) Core EPS TBV Per Share Efficiency Ratio Headcount Branches Deposits / Branch ($M)2 Avg. MSA Pop.3 Median HHI Source: S&P Capital IQ Pro 1 Financial data as of or for the quarter ended 9/30/2025 2 Data as of 6/30/2025 FDIC Summary of Deposits by MSA 3 Weighted by deposits in MSA E - estimated per FactSet as of 11/3/2025 unless otherwise noted TBV - tangible book value HHI - household income MSA - metropolitan statistical area AUM - assets under management Chicago ~$18B in Deposits #9 Mkt Share Minneapolis ~$8B in Deposits #3 Mkt Share Evansville ~$5B in Deposits #1 Mkt Share Indianapolis ~$2B in Deposits #12 Mkt Share Milwaukee ~$1B in Deposits #12 Mkt Share Footprint and Major Markets2

13 ...and Has Outperformed Peers Since 2021 MOE1 Announcement Source: S&P Capital IQ Pro 1 Merger of Equals (10)% KRX 7% ONB ONB / First Midwest Announcement (6/1/2021) ONB / Capstar Announcement (10/26/2023) ONB / Bremer Announcement (11/25/2024)

14 Strong Client Satisfaction Scores 1NPS - Net Promoter Score 2 ENT - Edelman Net Trust Annual NPS Survey1 Annual Brand Trust Survey Client Satisfaction/Experience A Definitive Measure of Brand Favorability and Trust Measuring the degree to which customer will advocate for the company ONB NPS = 50 2

15 Key Third-Quarter 2025 Messages Successfully completed the core systems conversion for Bremer Bank • Teams are integrated and performing well together in new and existing markets Strong 3Q25 performance • ROATCE1 of 15.9%; 20.1% as adjusted1 • ROAA1 of 1.03%; 1.32% as adjusted1 • Efficiency ratio1 of 58.8%; 48.1% as adjusted1 Resilient credit quality • 6% decline in criticized and classified loans • QoQ reduction in non-accrual, 30+ day delinquency loans and provision expense; NCOs in normalized range High return profile should drive significant capital generation and opened the door for additional capital returns • Prioritizing organic growth and capital growth over M&A • CET1 increased 28 bps • 1.1 million shares of common stock repurchased 1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non- GAAP reconciliation ROATCE - return on average tangible common equity ROAA - return on average assets QoQ - quarter-over-quarter NCOs - net charge-offs M&A - mergers and acquisitions CET1 - common equity Tier 1 bps - basis points

16 Average Total Deposits $40.6 $49.8 $54.9 $31.2 $38.2 $42.2$9.4 $11.6 $12.7 IB NIB 3Q24 2Q25 3Q25 % Quality, Low-Cost Deposit Franchise Key Performance Drivers • Period end core deposits up 5.8% annualized; total deposits up 4.8% annualized • NIB deposits represent 24% of core deposits • Spot rate of 1.86% on total deposits at September 30, 2025 • 38% of total deposits are exception priced at an average rate1 of 2.99% at September 30, 2025 $ in billions 1 Weighted average rate at end of period IB - interest-bearing NIB - noninterest-bearing YoY - Year-over-year Period-End Total Deposits $40.8 $54.4 $55.0 $20.0 $24.6 $24.2 $14.9 $20.9 $21.9$4.2 $5.6 $5.7 Retail Commercial Public Brokered 3Q24 2Q25 3Q25 Cost of IB 2.52%2.93% 2.57% Total Cost of Deposits 2.01% 2.16% 2.25% 2.08% 1.91% 1.93% 1.97% 4.37% 4.27% 3.92% 3.44% 3.34% 3.19% 2.99% Cost of Deposits Exception Pricing 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 $1.7 $3.3 $3.2 1 Up 35% YoY

Net Interest Income Outlook[1]



Quarterly NII Outlook
$393
$522
$583
~ $585
1Q25 (Actual)
2Q25 (Actual)
3Q25 (Actual)
4Q25

Maintaining Neutral Rate Risk Position

- 59% of loans are variable/floating-rate
  - 93% reprice within 3 months
- ~$7.5 billion fixed-rate loans and securities expected to reprice over NTM
- 38% of total deposits are exception priced at an average rate[2] of 2.99% at September 30, 2025
- $10.5 billion of time and brokered deposits mature or reprice over NTM
- $3.1 billion of balance sheet hedges providing down-rate protection

2025 Assumptions

- Fed cuts rates two more times in 2025 (Oct., Dec. - 25bps each)
  - *Neutral balance sheet position provides NII stability if more or fewer rate cuts occur*
- 5-year Treasury at ~3.55%
- Declining rate total deposit beta of ~40%
- NIB mix remains stable at 24% of core deposits
- No loan sales are assumed

$ in millions [1] Fully Taxable Equivalent Basis [2] Weighted average rate at end of period
NTM - Next twelve months NII - Net interest income NIB - Noninterest-bearing

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Outlook

	4Q25 Outlook	Full-Year 2025 Outlook (vs. Outlook Provided in 1Q25)	
EOP loans (Including HFS)	up 3% - 5%, annualized	up 4%-5% (excl. Bremer)	*Unchanged*
Net interest income (FTE basis)[1]	~$585 million	~$2,080 - $2,090 million	*Up*
Noninterest income[1]	~$120 million	~$450 - $460 million	*Up*
Noninterest expense[1]	~$370 million	~$1,345 - $1,355 million	*Unchanged*
Net charge-off ratio	~0.25% - 0.29%	~0.20% - 0.30%	*Unchanged*
Provision for credit losses	~$28 - $33 million	~$115 - $125 million (excl. Bremer day 1 non-PCD double count)	*Unchanged*
Income Tax Rates			
GAAP	~21-22%	~20-21%	*Unchanged*
Adjusted FTE	~24%	~24%	*Unchanged*

Uniquely Positioned to Navigate Uncertainty with Higher Capital and Larger Balance Sheet

- *Prolonged uncertainty surrounding global economic and trade activity may impact outlook*
- *Bremer partnership brings earnings growth - meaningful balance sheet flexibility given capital outperformance*
- *Maintaining neutral rate risk position provides NII stability to Fed rate actions*

$ in millions [1] *Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation*
FTE - Fully taxable equivalent HFS - held-for-sale EOP - end of period NII - net interest income

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Financial Details Data as of September 30, 2025

20 Third-Quarter 2025 Highlights Key Performance Drivers • Full quarter impact of Bremer acquisition • Total loan2 growth, excluding Bremer, of 3.1% annualized • Granular, low-cost, peer-leading deposit franchise – Total and core deposits up 4.8% and 5.8% annualized, respectively – Total deposit costs of 197 bps • Relative to guidance, performed in-line or better on all major line items Net interest income Noninterest income Noninterest expense Net charge-off ratio Provision • CET1 of 11.02% exceeding expectations set at Bremer announcement enabling a larger balance sheet • $223 million or 6% decline in criticized and classified loans • NCOs of 25 bps; 17 bps excluding PCD loans • TBV1 per share up 17% annualized vs. 2Q25; up 10% YoY $ in millions, except per share data 1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation 2 Includes loans held-for-sale NCOs - net charge-offs PCD - purchased credit deteriorated TCE - tangible common equity TBV - tangible common book value bps - basis points YoY - year-over-year CET1 - common equity Tier 1 NIM - Net interest margin Reported Adjusted1 EPS $0.46 $0.59 Net Income $179 $231 Return on Average Assets 1.03% 1.32% Return on Average TCE1 15.9% 20.1% Efficiency Ratio1 58.8% 48.1% NIM1 3.64% TBV1 Per Share $13.15 TBV1 Per Share Growth (annualized) 17.5% Core Deposit Growth (annualized) 5.8% Total Cost of Deposits 197 bps Total Loan2 Growth, excluding Bremer (annualized) 3.1%

21 3Q25 2Q25 3Q24 % Change End of Period Balances 3Q25 vs. 2Q25 3Q25 vs. 3Q24 Available-for-sale securities, at fair value $11,418 $11,005 $7,432 4% 54% Held-to-maturity securities, at amortized cost $2,910 $2,926 $2,969 (1)% (2)% Total loans1 $48,048 $47,980 $36,463 —% 32% Total assets $71,210 $70,980 $53,602 —% 33% Total deposits $55,006 $54,358 $40,846 1% 35% Borrowings $6,766 $7,346 $5,449 (8)% 24% Total liabilities $62,901 $62,853 $47,235 —% 33% Shareholders’ equity $8,309 $8,126 $6,367 2% 31% CET1 capital to RWA2 11.02% 10.74% 11.00% 3% —% AOCI $(524) $(600) $(604) 13% 13% Tangible common book value per share3 $13.15 $12.60 $11.97 4% 10% Loans / Deposits 87% 88% 89% (1)% (2)% Liquid, Well-Capitalized Balance Sheet $ in millions 1 Includes loans held-for-sale 2 3Q25 figures are preliminary 3 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation CET1 - common equity Tier 1 RWA - risk-weighted assets AOCI - accumulated other comprehensive income

Earning Assets

Total Loans[1]


Up 32% YoY
$36,463
$47,980
$48,048
6.36%
6.16%
6.28%
3Q24
2Q25
3Q25
% Loan Yields

Total Securities[2]


$10,870
$14,521
$14,949
3.63%
4.07%
4.24%
3Q24
2Q25
3Q25
% Securities Yields

Total loans[1]

- 3.1% total loan growth annualized, excluding Bremer
  - Up 0.6% annualized, due to proactive portfolio actions
  - $2.8 billion total commercial production; up 20% from 2Q25
    - 85% floating; avg yield of 6.7%
    - 15% fixed; avg yield of 6.3%
  - ~$4.2 billion total commercial pipeline
    - Legacy Old National up 39% YoY

Securities[2]

- Duration[4] of 3.9, compared to 4.0 for 2Q25
- 3Q25 new money yield of 5.28%
- Estimated NTM cash flows[5] of ~$2.8 billion
- High-quality portfolio
  - 84% U.S. treasuries and agency-backed
  - 10% highly-rated municipals securities
  - 6% corporate and other
  - All CMBSs are agency-backed

$ in millions [1] End of period balances; includes loans held-for-sale [2] End of period balances; includes available-for-sale securities, held-to-maturity securities, equity securities, and FHLB/FRB stock [3] Investor commercial real estate loans as a percentage of bank level Tier 1 capital plus the allowance for credit losses [4] Available-for-sale effective duration including securities hedges [5] Cash flows include principal & interest NTM - Next 12 months CMBS - commercial mortgage-backed security YoY - Year-over-year

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Third-Quarter 2025 Results

	3Q25	2Q25	3Q24	% Change 3Q25 vs. 2Q25	% Change 3Q25 vs. 3Q24
Net Interest Income (FTE)[1,2]	**$583**	$522	$398	12%	46%
Provision for credit losses - excluding CECL Day 1 non-PCD provision expense	**27**	**31**	**28**	(13%)	(4%)
Provision for credit losses - CECL Day 1 non-PCD provision expense[3,4]	**—**	76	—	N/M	N/M
Provision for credit losses	**$27**	$107	$28	(75%)	(4%)
Adjusted noninterest income[1]	**130**	112	94	16%	38%
Pension plan gain	**—**	21	—	N/M	N/M
Adjusted noninterest expense[1]	**376**	344	263	9%	43%
Merger-related and other charges[5]	**69**	41	10	68%	590%
Income taxes (FTE)[1,2]	**58**	37	47	57%	23%
Net income	**$183**	$125	$145	46%	26%
Preferred Dividends	**4**	4	4	—%	—%
Net income applicable to common shares	**$179**	$121	$141	48%	27%
Net income applicable to common shares, adjusted[2]	**$231**	$191	$147	21%	57%
NIM (FTE)[1,2]	**3.64%**	3.53%	3.32%	11 bps	32 bps
Earnings per diluted share	**$0.46**	$0.34	$0.44	35%	5%
Adjusted earnings per diluted share[1]	**$0.59**	$0.53	$0.46	11%	28%
Return on average assets	**1.03%**	0.77%	1.08%	26 bps	(5) bps
Adjusted return on average assets[1]	**1.32%**	1.19%	1.13%	13 bps	19 bps
Return on average tangible common equity[1]	**15.9%**	12.0%	16.0%	390 bps	(10) bps
Adjusted return on average tangible common equity[1]	**20.1%**	18.1%	16.8%	200 bps	330 bps

$ in millions, except per-share data [1] Non-GAAP financial measures that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation [2] Fully Taxable Equivalent Basis [3] Includes the provision for credit losses on unfunded loan commitments [4] Refers to the initial increase in allowance for credit losses required on acquired non-PCD loans including unfunded loan commitments through the provision for credit losses [5] Includes merger-related expenses and separation expense N/M - not meaningful PCD - purchased credit deteriorated NIM - Net interest margin FTE - Fully taxable equivalent CECL - Current expected credit loss

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Net Interest Income & Net Interest Margin[1]

Net Interest Income[1]



$398
3.32%
$522
3.53%
$583
3.64%
3Q24
2Q25
3Q25
%
NIM[1]

Key Performance Drivers

- Net interest income[1] increase reflective of larger balance sheet and higher asset yields
- NIM[1] increased 11 bps vs. 2Q25
- Strong low-cost deposit franchise
  – Total deposit costs of 197 bps
- Period-end core deposits up 5.8%
  – Loan to deposit ratio of 87%

Impacts on Net Interest Margin[1]



3.53%
0.13%
0.01%
0.02%
(0.05)%
3.64%
2Q25
Rate / volume mix
Credit Accretion
Days
IB Deposit Costs
3Q25

$ in millions [1] Fully Taxable Equivalent Basis; Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation NIM - Net interest margin IB - interest-bearing bps - basis points

OLD NATIONAL BANCORP | 24

25 Noninterest Income $ in millions 1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation 2 Residential mortgage production includes quick home refinance product Key Performance Drivers • Increases in all line items; reflective of the full quarter impact of Bremer, organic growth and record capital markets • 3Q25 mortgage activity – Production2 was $537 million compared to $594 million for 2Q25 ◦ 91% purchase / 9% refi ◦ 59% sold in secondary market – Quarter-end pipeline was $223 million compared to $231 million for 2Q25 3Q25 2Q25 3Q24 Bank Fees $41 $37 $32 Wealth Fees 40 36 29 Mortgage Fees 10 10 8 Capital Markets 13 7 7 Other 26 22 18 Adjusted Noninterest Income1 $130 $112 $94

26 Noninterest Expense $ in millions 1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation Key Performance Drivers • Increase driven by full quarter impact of Bremer • Adjusted efficiency ratio1 of 48.1% 3Q25 2Q25 3Q24 Salaries & Employee Benefits $194 $180 $142 Occupancy & Equipment 47 43 36 Technology & Communication 41 36 27 Amortization of intangibles 26 20 7 Other 68 65 51 Adjusted Noninterest Expense1 $376 $344 $263

27 Allowance for Credit Losses $595 $13 $(6) $3 $605 Allowance 6/30/2025 PCD Economic Forecast & Other Assumptions Loan Growth & Unfunded Commitments Allowance 9/30/2025 1.24% Credit Quality Asset Quality 0.26% 0.30% 0.18% 1.22% 1.24% 1.23% 30+ Day Delinquency Nonaccrual Loans 3Q24 2Q25 3Q25 $ in millions 1 Includes reserve for unfunded commitments 2 Excludes loans held-for-sale ACL - Allowance for credit losses PCD - purchased credit deteriorated NCO - Net charge-offs bp(s) - basis point(s) Key Credit Quality Metrics • NCOs of 17 bps excluding 8 bps impact of PCD loans • Nonaccrual loans declined 1 bp • Criticized and classified loans down $223 million, or 6% • 30+ day delinquency down 12 bps Key ACL Model Assumptions • 100% weighting to Moody’s S-2 scenario • Qualitative reserves represent ~25% of total ACL Purchase Accounting Impact • $55 million of credit discount remaining on Bremer non-PCD loans • 5% of allowance on the remaining $2.7 billion of PCD loans ACL / Total Loans2% 1.26% 1 Net Charge-Offs 0.19% 0.24% 0.25% 0.16% 0.21% 0.17% ONB ONB, excluding PCD 3Q24 2Q25 3Q25

28 Peer Credit Data 30+ Day Delinquency ONB Peer Average FY18 FY19 FY20 FY21 FY22 FY23 FY24 1Q25 2Q25 3Q25 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% Net Charge-Offs ONB Peer Average FY18 FY19 FY20 FY21 FY22 FY23 FY24 1Q25 2Q25 3Q25 (0.10)% 0.00% 0.10% 0.20% 0.30% 0.40% Non-Performing Loans ONB Peer Average FY18 FY19 FY20 FY21 FY22 FY23 FY24 1Q25 2Q25 3Q25 0.00% 0.50% 1.00% 1.50% Net Charge-Offs / Non- Performing Loans ONB Peer Average FY18 FY19 FY20 FY21 FY22 FY23 FY24 1Q25 2Q25 3Q25 (10)% 0% 10% 20% 30% 40% 50% 60% 1 Peer Group data per S&P Global Market Intelligence - See Appendix for definition of Peer Group 2 Excludes purchased credit deteriorated net charge-offs FY - Full-year 1 1 1 1 2 2

29 Conservative Lending Limit/Risk Grades $ in millions 1 Data as of 9/30/2025 Borrower Asset Quality Rating In-House Direct Lending Limit (Risk Grades) 0 - Investment Grade $100.0 1 - Minimal Grade $100.0 2 - Modest Grade $87.5 3 - Average Risk $75.0 4 - Monitor $60.0 5 - Weak Monitor $45.0 6 - Watch $25.0 Borrower Asset Quality Rating (Risk Grades) 7 - Criticized (Special Mention) 8 - Problem 9 - Nonaccrual In-house lending limits conservative relative to ONB’s legal lending limit1 of $957 million per borrower

30 CRE Non- Owner Occupied 34% CRE Owner Occupied 12% C&I 30% Residential Real Estate 17% Consumer 7% Multifamily 14% Retail 4% Other 7% Warehouse Industrial 4% Office 4% Warehouse Industrial 4% Office 1% Senior Housing 1% Retail 3% Other 3% Total Loans By State MN $10.4 22% IL 8.5 18% IN 5.5 11% WI 4.7 10% MI 3.0 6% TN 2.3 5% ND 1.8 4% KY 1.6 3% TX 1.1 2% FL 1.0 2% OH 0.8 2% CA 0.7 2% MO 0.7 2% Other 5.9 11% Total $48.0 100% Diversified Loan Portfolio Total Loans $48.0 billion CRE Non-Owner Occupied $16.2 billion CRE Owner Occupied $5.8 billion $ in billions As of 9/30/2025 Excludes loans held-for-sale Summations may not equal due to rounding

CRE Non-Owner Occupied Maturities

CRE NOO
Maturing <18 Mos.
Current Int. Rate



$5.3
billion
<4%
>4%

CRE NOO
Maturing <18 Mos.
Int. Rate <4%
~2% of Total Loans



Office
Other
$0.9
billion
Multifamily

Maturing CRE NOO Loans

- Manageable volume of loans subject to refinance risk
  - Predominantly multifamily; continues to experience stronger demand and rents
  - ~2% of total loans that are CRE non-owner occupied mature within 18 months at <4% rate
  - Loans underwritten at +300 bps over contractual rates at origination

As of 9/30/2025 NOO - Non-owner occupied bps - basis points

OLD NATIONAL BANCORP | 31

32 CRE Non Owner Occupied - Office Our Lending Looks More Like This ...Less Like This • Total office portfolio of $1.9 billion; average loans size is $3.2 million – Largest exposure of ~$60 million • 91% located in bank’s footprint, diversified by submarket • 44% of portfolio is medical office (“MOB”) and/or occupied by investment grade tenants • CBD office exposure is moderate (13% of NOO Office) and primarily within footprint, across 12 cities • Weighted averages – LTV of ~62% – DSC of ~1.58x As of 9/30/2025 CBD - Central business district NOO - Non-owner occupied LTV - loan-to-value DSC - debt service coverage ratio

33 CRE Non Owner Occupied - Multifamily Our Lending Looks More Like This ...Less Like This • Total multifamily portfolio of $6.8 billion; average loans size is $4.9 million – Largest exposure of ~$65 million • 87% located in bank’s footprint • Continued strong demand and rental rates in core markets (IL, MN, WI) • Multifamily remains dominant and stable CRE asset class with no material exposure to rent controlled properties • Weighted averages – LTV of ~58% – DSC of ~1.33x As of 9/30/2025 LTV - loan-to-value DSC - debt service coverage ratio

34 Key Performance Drivers • Strong retained earnings drive capital • HTM securities pre-tax unrealized losses of $392 million (~$294 million net of tax) • 1.1 million shares of common stock repurchased late in 3Q25 • Strong capital position validated by internal stress testing • Expect AOCI to recover3 ~20% by year-end 2026 • TBV1 per share up 17% annualized vs. 2Q25; up 10% YoY Strong Capital Position 1 3Q25 figures are preliminary 2 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation 3 Based on implied forward curve at 9/30/2025 CET1 - common equity Tier 1 RWA - risk-weighted assets TCE - tangible common equity HTM - held-to-maturity AOCI - accumulated other comprehensive income TBV - tangible common book value YoY - Year-over-year 3Q25 2Q25 3Q24 CET1 capital to RWA 11.02% 10.74% 11.00% Tier 1 capital to RWA 11.49% 11.20% 11.60% Total capital to RWA 12.78% 12.59% 12.94% TCE to tangible assets2 7.53% 7.26% 7.44% Tangible common book value2 per share $13.15 $12.60 $11.97 1

Appendix Appendix

Granular, Long-Tenured Deposit Base

Average Core Account Balance



$16k
$25k
$1.1mm
$1.4mm
$0-$250k
>$250k
ONB
Peer Average[1]

Core Deposit Tenure



~75% >5 years
27%
26%
20%
27%
<5 years
5-15 years
15-25 years
>25 years

Deposit Highlights

- Insured deposits[2] >70% of total deposits
- Granular low-cost deposit franchise
  - Top 20 deposit clients represents ~8% of total deposits; weighted average tenure > 24 years; ~70% collateralized or insured
  - 80% of accounts have balances <$25k; average balance of ~$4,500
  - Exception and special pricing
    - ~38% of total deposits
    - Weighted average rate of 2.99%

Brokered Deposits/ Total Deposits



8.5%
6.0%
5.8%
Peers[1] - 2Q25
ONB - 2Q25
Peer Avg[1] - 2Q25
ONB - 3Q25

$ in billions, unless otherwise stated As of 9/30/2025
[1] Peer Group data per S&P Global Market Intelligence as of 6/30/2025 - See Appendix for definition of Peer Group [2] Includes the estimate of Old National Bank federally uninsured deposit balances for regulatory purposes, as adjusted for affiliate deposits and collateralized or otherwise insured deposits k - thousand mm - millions

OLD NATIONAL BANCORP | 36

37 Position or Salary Target Ownership Guidelines Chief Executive Officer 5X salary in stock or 200,000 shares Chief Operating Officer 4X salary in stock or 100,000 shares Salary equal to or greater than $250,000 3X salary in stock or 50,000 shares • Stock ownership guidelines have been established for executive officers as follows: Commitment to Strong Corporate Governance • As indicated in Old National’s annual meeting proxy statement filed on April 4, 2025, each named executive officer has met their stock ownership requirement

38 Commitment to Excellence Trade names, trademarks and service marks of other companies appearing in this presentation are the property of their respective holders

39 Old National’s 2024 Community Action Report (“CAR”) Report showcases our commitment to: • Strong risk management and corporate governance principles • Putting our clients at the center of all we do • Investing in our team members • Strengthening our communities • Sustainability To view ONB’s CAR Report and Sustainability Accounting Standards Board (“SASB”) Index, go to oldnational.com Commitment to the Communities We Serve

40 CAR At A Glance - 2024

41 • Tied to long-term shareholder value 2024 Executive Compensation TSR - total shareholder return ROATCE - return on average tangible common equity NEO - Named executive officers KRX - “KBW” Nasdaq Regional Bank Index Short-Term Incentive Compensation Performance Measure Weight Adjusted EPS 100% Pre-determined formulaic modifiers for relative deposit cost and deposit growth versus banks in the KRX Index Long-Term Equity Compensation Performance Measure Weight Performance-based (50% TSR & 50% ROATCE) CEO 60% All other NEO’s 40% - 50% Service-based CEO 40% All other NEO’s 50% - 60%

Board of Directors and Corporate Governance

Tenure

- 0-5 years
- 6-10 years
- > 10 years


6%
31%
63%

94%	Independent	**44%**	Female and minority directors
75%	Other public company experience	**Lead Independent Director**	Daniel Hermann was appointed as Lead Independent Director in January 2025
Annual Election	Elected each year for one-year term	**Stock Ownership**	Robust ownership guidelines
Director Education	Comprehensive director education throughout the year	**Self-Assessment**	Annual board and committee assessments

Diversity in backgrounds, education, professional experiences, gender, minority status and perspectives

Barbara A. Boigegrain
Former CEO of Wespath Benefits and Investments
Formerly with Towers Perrin merged to form Willis Towers Watson (NASDAQ)

Thomas L. Brown
Former Senior Vice President/CFO of RLI Corp. (NYSE) and Partner of PricewaterhouseCoopers LLP

Kathryn J. Hayley
CEO of Rosewood Advisory Services, LLC
Former Executive Vice President of United Healthcare (NYSE)

Peter J. Henseler
Chairman of TOMY International
Formerly with RC2 Corporation (NASDAQ), McDonald's Corporation and Hasbro, Inc.

Daniel S. Hermann
Lead Independent Director
Founding Partner of Lechwe Holdings, LLC
Founder and former CEO of AmeriQual Group, LLC

Ryan C. Kitchell
Chairman of the Indiana Governor's Workforce Cabinet
Former CAO & CFO of Indiana University Health

Austin M. Ramirez
CEO of HUSCO International
Formerly with McKinsey & Company

Daniel C. Reardon
Co-CEO and Trustee of Otto Bremer Trust

Ellen A. Rudnick
Senior Advisor, University of Chicago Booth School of Business
Former Vice President of Baxter International, Inc. (NYSE)

James C. Ryan, III
Chairman and CEO of Old National Bancorp

Thomas E. Salmon
Former Chairman and CEO of Berry Global Group, Inc. (NYSE)

Rebecca S. Skillman
Former Chairperson of Radius Indiana
Former Lieutenant Governor of the State of Indiana

Michael J. Small
Chairman of Kognitive Networks, Inc.
Former President and CEO, Gogo, Inc. (NASDAQ)

Derrick J. Stewart
Executive Vice President and COO of the YMCA Retirement Fund
Former President and CEO of YMCA of Greater Indianapolis

Stephen C. Van Arsdell
Former Senior Partner, Chairman & CEO of Deloitte & Touche LLP

Katherine E. White
Brigadier General, U.S. Army National Guard
Professor of Law, Wayne State University Law School

OLD NATIONAL BANCORP | 42

Non-GAAP Reconciliation

	3Q25	2Q25	3Q24
Net interest income	$574.6	$514.8	$391.7
FTE Adjustment	8.0	7.1	6.1
Net interest income (FTE)	$582.6	$521.9	$397.9
Add: Fee income	130.5	132.5	94.1
Total revenue (FTE)	$713.0	$654.4	$492.0
Less: Provision for credit losses	(26.7)	(106.8)	(28.5)
Less: Noninterest expense	(445.7)	(384.8)	(272.3)
Income before income taxes (FTE)	$240.6	$162.8	$191.2
Less: Income taxes (FTE)	57.9	37.4	47.4
Net income	**$182.6**	**$125.4**	**$143.8**
Less: Preferred dividends	(4.1)	(4.0)	(4.0)
Net income applicable to common shares	**$178.5**	**$121.4**	**$139.8**
Earnings Per Share	**$0.46**	**$0.34**	**$0.44**
Adjustments:			
Merger-related charges	$69.3	$41.2	$6.9
Separation expense	0.0	0.0	2.6
CECL Day 1 non-PCD provision	0.0	75.6	0.0
Pension plan gain	0.0	(21.0)	0.0
Debt securities losses	0.0	0.0	0.1
Total adjustments	69.3	95.8	9.6
Less: Tax effect on net total adjustments[1]	(16.5)	(26.4)	(2.1)
Total adjustments, net of tax	$52.8	$69.4	$7.4
Net income applicable to common shares, adjusted	231.3	190.8	147.2
Adjusted Earnings Per Diluted Share	**$0.59**	**$0.53**	**$0.46**

$ in millions, except per share data   Summations may not equal due to rounding   [1] Tax-effect calculations use management's estimate of the full year FTE tax rates (federal + state)   FTE - Fully taxable equivalent

OLD NATIONAL BANCORP | 43

44 3Q25 2Q25 3Q24 Noninterest income $130.5 $132.5 $94.1 Less: Debt securities losses 0.0 0.0 0.1 Less: Pension plan gain 0.0 (21.0) 0.0 Adjusted noninterest income $130.5 $111.5 $94.2 Noninterest expense $445.7 $384.8 $272.3 Less: Merger-related charges (69.3) (41.2) (6.9) Less: Separation expense 0.0 0.0 (2.6) Adjusted noninterest expense $376.5 $343.7 $262.8 Non-GAAP Reconciliation $ in millions Summations may not equal due to rounding

45 3Q25 2Q25 3Q24 Noninterest Expense $445.7 $384.8 $272.3 Less: Intangible amortization (26.2) (19.6) (7.4) Noninterest expense, excluding intangible amortization 419.5 365.2 264.9 Adjustments: Less: Merger-related charges (69.3) (41.2) (6.9) Less: Separation expense 0.0 0.0 (2.6) Less: Amortization of tax credits investments (7.1) (5.8) (3.3) Adjusted noninterest expense for eff. ratio $343.2 $318.2 $252.1 Net interest income $574.6 $514.8 $391.7 Add: FTE adjustment 8.0 7.1 6.1 Net interest income (FTE) $582.6 $521.9 $397.8 Noninterest income 130.5 132.5 94.1 Total revenue (FTE) $713.0 $654.4 $491.9 Less: Debt securities losses 0.0 0.0 0.1 Total revenue, excluding debt securities losses 713.0 654.4 492.0 Adjustments: Less: Pension plan gain 0.0 (21.0) 0.0 Adjusted total revenue for eff. ratio $713.0 $633.4 $492.0 Efficiency Ratio 58.8% 55.8% 53.8% Adjusted Efficiency Ratio 48.1% 50.2% 51.2% Net interest income $574.6 $514.8 $391.7 FTE adjustment 8.0 7.1 6.1 Net interest income (FTE) $582.6 $521.9 $397.8 Average earnings assets $64,032.8 $59,061.2 $47,905.5 Net interest margin 3.59% 3.49% 3.27% Net interest margin (FTE) 3.64% 3.53% 3.32% Non-GAAP Reconciliation $ in millions Summations may not equal due to rounding FTE - Fully taxable equivalent

46 3Q25 2Q25 3Q24 Net income applicable to common shares $178.5 $121.4 $139.8 Add: Intangibles amortization, net of tax 19.6 14.7 5.6 Tangible net income applicable to common shares $198.2 $136.1 $145.4 Total adjustments, net of tax $52.8 $69.4 $7.4 Adjusted net income applicable to common shares, excluding intangibles amortization $251.0 $205.5 $152.8 Average GAAP shareholders’ common equity $7,924.9 $7,208.4 $5,946.4 Less: Average goodwill and other intangible assets (2,931.3) (2,670.7) (2,304.6) Average tangible shareholders’ common equity $4,993.5 $4,537.7 $3,641.8 Return on average tangible shareholders’ common equity 15.9% 12.0% 16.0% Adjusted return on average tangible common equity 20.1% 18.1% 16.8% Net income $182.6 $125.4 $143.8 Total adjustments, net of tax 52.8 69.4 7.4 Adjusted Net Income $235.3 $194.8 $151.2 Average Assets $71,136.8 $65,486.1 $53,346.4 Return on average assets 1.03% 0.77% 1.08% Adjusted return on average assets 1.32% 1.19% 1.13% Non-GAAP Reconciliation $ in millions Summations may not equal due to rounding

47 3Q25 2Q25 3Q24 Shareholders' equity $8,309.3 $8,126.4 $6,367.3 Less: Preferred equity (243.7) (243.7) (243.7) Shareholders' common equity 8,065.6 7,882.7 6,123.6 Less: Goodwill and other intangible assets (2,927.0) (2,944.4) (2,305.1) Tangible shareholders' common equity $5,138.6 $4,938.3 $3,818.5 Common shares outstanding 390.8 391.8 319.0 Tangible common book value $13.15 $12.60 $11.97 Total assets $71,210.2 $70,979.8 $53,602.3 Less: Goodwill and other intangible assets (2,927.0) (2,944.4) (2,305.1) Tangible assets $68,283.2 $68,035.4 $51,297.2 Tangible shareholders’ common equity to tangible assets 7.53% 7.26% 7.44% Non-GAAP Reconciliation $ in millions Summations may not equal due to rounding

48 FY2024 FY2023 FY2022 Net income applicable to common shares $523.1 $565.9 $414.2 Add: Intangibles amortization, net of tax 20.6 18.1 19.7 Tangible net income applicable to common shares $543.7 $584.0 $433.9 Total adjustments, net of tax $55.0 $33.4 $126.8 Adjusted net income applicable to common shares, excluding intangibles amortization $598.7 $617.4 $560.7 Average GAAP shareholders’ common equity $5,776.0 $5,010.6 $4,645.0 Less: Average goodwill and other intangible assets (2,237.7) (2,112.9) (1,989.5) Average tangible shareholders’ common equity $3,538.3 $2,897.7 $2,655.5 Return on average tangible shareholders’ common equity 15.4% 20.2% 16.3% Adjusted return on average tangible common equity 16.9% 21.3% 21.1% Non-GAAP Reconciliation $ in millions Summations may not equal due to rounding

Non-GAAP Reconciliation

	FY2024	FY2023	FY2022
Noninterest Expense	$1,094.4	$1,026.3	$1,038.2
Less: Intangible amortization	(27.5)	(24.2)	(25.9)
Noninterest expense, excluding intangible amortization	1,066.9	1,002.2	1,012.3
Adjustments:			
Less: Merger-related charges	(37.3)	(28.7)	(120.9)
Less: Separation expense	(2.6)	0.0	0.0
Less: Distribution of excess pension assets	(13.3)	0.0	0.0
Less: FDIC Special Assessment	(3.0)	(19.1)	0.0
Less: Contract termination charges	0.0	(4.4)	0.0
Less: Louisville expenses	0.0	(3.4)	
Less: Property optimization charges	0.0	(1.6)	(26.8)
Less: Amortization of tax credits investments	(13.3)	(15.4)	(11.0)
Adjusted noninterest expense for eff. ratio	**$997.3**	**$929.6**	**$853.6**
Net interest income	$1,530.8	$1,503.2	$1,327.9
Add: FTE adjustment	24.5	23.4	18.4
Net interest income (FTE)	$1,555.3	$1,526.6	$1,346.3
Noninterest income	354.7	333.3	399.8
Total revenue (FTE)	$1,910.0	$1,859.9	$1,746.1
Less: Debt securities losses	0.2	6.3	0.1
Total revenue, excluding debt securities losses	1,910.2	1,866.2	1,746.2
Adjustments:			
Less: Gain on sale of Visa Class B restricted shares	0.0	(21.6)	0.0
Less: Gain on sale of HSA accounts	0.0	0.0	(90.7)
Adjusted total revenue for eff. ratio	**$1,910.2**	**$1,844.6**	**$1,655.5**
Efficiency Ratio	**55.9%**	**53.7%**	**58.0%**
Adjusted Efficiency Ratio	**52.2%**	**50.4%**	**51.6%**

$ in millions
Summations may not equal due to rounding   FTE - Fully taxable equivalent

OLD NATIONAL BANCORP | 49

50 2025 Peer Group Associated Banc-Corp ASB BOK Financial Corporation BOKF Cadence Bancorporation CADE Columbia Banking System, Inc. COLB Comerica Incorporated CMA F.N.B. Corporation FNB First Horizon Corporation FHN Hancock Whitney Corporation HWC Pinnacle Financial Partners, Inc. PNFP Synovus Financial SNV UMB Financial Corporation UMBF Valley National Bancorp VLY Webster Financial Corporation WBS Western Alliance Bancorporation WAL Wintrust Financial Corporation WTFC Zions Bancorporation ZION Like-size, publicly-traded financial services companies, serving comparable demographics with comparable services as Old National Bancorp

51 Additional information can be found on the Investor Relations web pages at www.oldnational.com Investor Inquiries: Lynell J. Durchholz, CPA SVP - Director of Investor Relations 812-464-1366 lynell.durchholz@oldnational.com Old National Investor Relations Contact